EXHIBIT 10.12

PROMISSORY NOTE

Date: April 14, 2008	Amount: $75,000.00

1.   FOR VALUE RECEIVED, on demand, the undersigned promises to pay to the order of Tom Hansen ($25,000), Blue Ridge Services, L.P. ($25,000), Richard Brock ($25,000) ("Lender"), the sum of $75,000.00, plus interest at the rate of 12% per annum, accrued to the date of such payment, at the office of Lender or at such location as any legal holder hereof shall designate.

2.   The unpaid principal amount from time to time outstanding on this Note shall bear interest at the rate of 12% per annum.

3.           Payments shall be made monthly, interest only, to each lender directly, and the entire principal balance hereunder, shall be due in full, including any accrued interest and other charges, if any, on April 1, 2009. This Note may be pre-paid at any time without penalty,

4.           Upon the occurrence and continuance of att Event of Default, this Note shall bear interest at a rate 12% in excess of the aforesaid rate. Interest shall accrue when payments received are not collected funds and until such funds are collected. All interest shall be computed, for the actual number of days elapsed on the basis of a year consisting of 360 days.

5.           The undersigned and any endorsers and accommodation parties hereto, hereby waive presentment, demand, notice of dishonor and protest. This Note evidences the Loan under that certain Security Agreement by and between the undersigned and Lender dated the date of this Note, as may be amended, modified and/or restated from time to time (collectively, the "Security Agreement") and is the Note as defined in the Security Agreement. The terms and provisions of the Security Agreement are incorporated in their entirety into this Note by this reference. All terms not defined herein shall have the same meanings herein as in the Security Agreement.

6.           This Note has been delivered at Orlando, Florida, and shall be governed by the laws of the State of Florida. Whenever possible, each provision of this Note shall:be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note 'shall be prohibited by or invalid under applicable law, such piovision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision, or the remaining provisions of this Note, or any provision of the Security Agreement or any other agreement among the undersigned and Lender.

GEN2MEDIA CORPORATION		E360, LLC

BY:	/s/ Mary Spio	BY:	/s/ Mary Spio
MARY SPIO, PRESIDENT AND CEO		MARY SPIO, PRESIDENT

/s/ Mark Argenti		/s/ Mary Spio
MARK ARGENTI, INDIVIDUALLY		MARY SPIO, INDIVIDUALY

/s/ Ian McDaniel
IAN MCDANIEL, INDIVIDUALLY